Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Prudential Bancorp, Inc. of our report dated December 21, 2012, except for Note 17 as to which the date is June 14, 2013, related to our audits of the consolidated financial statements of Prudential Bancorp, Inc. of Pennsylvania which appears in the Registration Statement on Form S-1 (File No. 333-189321) filed with the Securities and Exchange Commission on June 14, 2013, as amended.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
October 11, 2013